Exhibit 99.1

Faraday Future Announces the Launch of the Phase-2 Developer Co-Creation Delivery and Will Initiate the Delivery Process in the Second Week of August - This Marks the Company’s Entry of its Brand-New Development Phase

●	FF has successfully completed all compliance testing in anticipation of the delivery of the FF 91 2.0 Futurist Alliance, marking another important milestone for FF of delivering to the first group of its users who have joined FF’s developer co-creation project.

●	Delivery signifies FF entering its revenue stage of progress.

●	FF will initiate the delivery process in the second week of August and plans to deliver the FF 91 2.0 Futurist Alliance to the first user in the middle of August.

●	FF has launched the selection and signing process for the second group of its users, allowing more potential users to pre-order or purchase the FF 91 2.0 Futurist Alliance.

●	As previously announced, FF has collaborated with high-profile users from various industries to launch the owner developer co-creation project.

●	The Company plans to hold the first Developer Co-creation Festival at Pebble Beach, California during Monterey Car Week, and recruit developer co-creation participants on the basis of a recommendation and invitation system.

Los Angeles, CA (July 31, 2023) - Faraday Future Intelligent Electric Inc. (Nasdaq: FFIE) (“FF,” “Faraday Future,” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, announced the official launch of the second phase of its co-creation delivery, and will deliver the FF 91 2.0 Futurist Alliance to the first users. This marks a significant milestone for the Company as FF initiates the second phase of its three-phase delivery plan.

FF has also successfully completed all compliance testing of the FF 91 2.0 Futurist Alliance. FF remains committed to safety and the FF 91 2.0 Futurist Alliance vehicles meet the highest standards, providing users with top-notch safety features.

The first co-creation delivery process of the FF 91 2.0 Futurist Alliance will begin in the second week of August. A delivery ceremony is planned to be held in the middle of August to honor and celebrate this momentous occasion with the first user.

As FF begins the delivery process to its initial users, the Company simultaneously launches the selection and signing process for the second group of users that will also join the Company’s developer co-creation project. This exciting opportunity opens the doors for more potential users to become part of the FF 91 2.0 Futurist Alliance experience.

The Company plans to recruit co-creation participants on the basis of a recommendation and invitation system along with the launch of the second phase of developer co-creation delivery. Potential developer co-creators must receive at least one recommendation from an existing FF developer co-creator or an FF pre-order holder. Furthermore, only those who pass the Company’s evaluation will have the opportunity to become developer co-creators and subsequently qualify as vehicle owners in the second phase of developer co-creation. The Company has now initiated the selection process for developer co-creators participating in the first Developer Co-creation Festival at Pebble Beach, California during Monterey Car Week.

“The FF 91 2.0 Futurist Alliance is the epitome of our commitment to innovation and forward-thinking mobility solutions,” said Xuefeng Chen (XF), Global CEO of FF. “We are thrilled to start the delivery process to the first users and embark on this transformative journey with our users and shaping the future of electric mobility together.”

“We are delighted to officially launch the second phase of co-creation delivery, after the successful launch of our first phase of co-creation delivery,” said YT Jia, Founder and Chief Product and User Ecosystem Officer of FF. “We have signed up many outstanding individuals from various industries to participate in our developer co-creation project who will help us by providing their valuable feedback. We believe this demonstrates the pioneering nature of our co-creation delivery strategy. With the commencement of the second phase of co-creation delivery, the highly intelligent and luxurious FF 91 2.0 Futurist Alliance will be delivered to our co-creation users. This milestone achievement marks a significant moment for FF in its nine-year history.”

“The launch of the FF 91 2.0 Futurist Alliance represents a turning point in FF’s growth. As we are entering the revenue stage of process from our main business endeavor, we look forward to unlocking new possibilities and creating meaningful impact in the electric vehicle market,” added XF.

Users can preorder an FF 91 vehicle via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/

or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App: http://appdownload.ff.com

ABOUT FARADAY FUTURE

Faraday Future is the pioneer of the Ultimate TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, statements about the FF 91 2.0 Futurist Alliance delivery timeline and the selection and signing process for the second group of co-creation users, which statements may be indicated by the words or phrases “will”, “management expects” or “the Company expects,” “is anticipated,” or similar expressions, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others: the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs (including timely receipt of parts and satisfactory safety testing); the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price.. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 12, 2023, the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2023, and other documents filed by the Company from time to time with the SEC. . These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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